Exhibit 99.01

Information Relating to Item 14 - Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of $250,000,000 aggregate principal amount of First Mortgage Bonds, 6.05% Series due January 15, 2038 of South Carolina Electric & Gas Company, registered pursuant to Registration Statement on Form S-3 (File No. 333-145208-01) filed on August 7, 2007, other than underwriting compensation, are set forth in the following table.  All amounts are estimated except the Securities and Exchange Commission filing fee.

Securities and Exchange Commission filing fee	$9,825
Printing and Delivery Expense	20,000
Blue Sky and Legal fees	100,000
Rating Agency fees	260,000
Trustee fees	10,000
Accounting services	35,000
Miscellaneous	10,000
Total	$444,825